Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of The Hertz Corporation of our report dated February 28, 2011, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of The Hertz Corporation, which appears in such Registration Statement. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
May 24, 2011